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              WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

                                   EXHIBIT 21

PARENTS AND SUBSIDIARIES

James A. Collins, Chairman Emeritus and a Director, owned of record and beneficially, at June 30, 2003, 3,854,911 shares of the Company's common stock, representing approximately 13.0 percent of the Company's total shares outstanding and may be considered a "parent" of the Company as such term is defined by the rules and regulations of the Securities and Exchange commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company's subsidiaries as of June 30, 2003:

                                                               Jurisdiction of
                               Name of Subsidiary               Incorporation
          ----------------------------------------------------------------------
          Collins Food Group Pty, Ltd.                            Australia
          CFI Insurers, Ltd.                                       Bermuda
          Collins Finance and Management Pty, Ltd.                Australia
          Collins Foods Australia Pty, Ltd.                       Australia
          Collins Foods International, Pty, Ltd.                   Nevada
          Collins International, Inc.                             Delaware
          Collins Properties, Inc.                                Delaware
          Collins Property Development Pty, Ltd.                  Australia
          Curly's of Springfield, P.A., Inc.                    Pennsylvania
          Affiliated Restaurant Corp.                            California
          Furnace Concepts Australia Corp.                         Nevada
          Furnace Concepts International, Inc.                     Nevada
          Collins Restaurants Queensland Pty, Ltd.                Australia
          Josephina's, Inc.                                      California
          Restaurant Concepts International, Inc.                  Nevada
          Restaurant Concepts of Australia Pty, Ltd.               Nevada
          Scott's & Sizzler Ltd.                                   Canada
          Sizzler Australia Pty, Ltd.                             Australia
          Sizzler Family Steak Houses, Inc.                        Nevada
          Sizzler Franchise Development, Ltd.                      Bermuda
          Sizzler Holdings of Canada, Inc.                         Canada
          Sizzler International Marks, Inc.                       Delaware
          Sizzler New Zealand Limited                              Nevada
          Sizzler of N.Y., Inc.                                   New York
          Sizzler Restaurants Group Pty, Ltd.                     Australia
          Sizzler Restaurant Services, Inc.                        Nevada
          Sizzler South Pacific Pty, Ltd.                          Nevada
          Sizzler Southeast Asia, Inc.                             Nevada
          Sizzler Steak Seafood Salad (S) Pte. Ltd.               Singapore
          Sizzler USA Franchise, Inc.                             Delaware
          Sizzler USA Real Property, Inc.                         Delaware
          Sizzler USA Restaurants, Inc.                           Delaware
          Sizzler USA, Inc.                                       Delaware

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          FFPE, LLC                                            Delaware
          Collins Restaurants Management Pty, Ltd.             Australia
          Collins Restaurants NSW Pty, Ltd.                    Australia
          Sizzler Asia Holdings, Inc.                          Delaware
          P&O San Diego Market 9850, LLC                       Delaware
          P&O Orange County Market 9851, LLC                   Delaware
          P&O San Bernardino Market 9852, LLC                  Delaware
          P&O Core Store Market 9852, LLC                      Delaware
          P&O Los Angeles Market 9854, LLC                     Delaware
          P&O Carmel Mountain Ranch 2001, LLC                  Delaware
          P&O Encinitas 2002, LLC                              Delaware
          P&O Mission Valley 2003, LLC                         Delaware
          P&O Temecula 2004, LLC                               Delaware
          P&O Phoenix 2005, LLC                                Delaware
          P&O Parkway Plaza 2006, LLC                          Delaware
          P&O Irvine 2007, LLC                                 Delaware
          P&O Orange Town & Country 2008, LLC                  Delaware
          P&O Mira Mesa 2009, LLC                              Delaware
          P&O Lake forest 2010, LLC                            Delaware
          P&O Carlsbad 2011, LLC                               Delaware
          P&O Carmel Valley 2012, LLC                          Delaware
          P&O Plaza Camino Real 2013, LLC                      Delaware
          P&O Ontario Mills 2015, LLC                          Delaware
          P&O Downtown SD 2016, LLC                            Delaware
          P&O Plaza Bonita 2017, LLC                           Delaware
          P&O Puente Hills 2018, LLC                           Delaware
          P&O Los Feliz 2019, LLC                              Delaware
          P&O Palm Desert 2020, LLC                            Delaware
          P&O Torrance 2021, LLC                               Delaware
          P&O Buena Park 2022, LLC                             Delaware